CASE NAME:                                                        ACCRUAL BASIS


CASE:                                                             2/13/95


JUDGE:





                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                          MONTH ENDING: AUGUST 31, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                             Chief Financial Officer
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY      TITLE


James C. Williams                            September 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF RESPONSIBLE PARTY            DATE


PREPARER:

                                             Chief Fianacial Officer
----------------------------------------     -----------------------------------
ORIGINAL SIGNATURE OF PREPARER               TITLE


James C. Williams                            September 19, 2002
----------------------------------------     -----------------------------------
PRINTED NAME OF PREPARER                     DATE

CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-1
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11
            ------------------------------------


COMPARATIVE BALANCE SHEET
ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT
                                                               Jul. 2002           Aug. 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           618,613             463,853
2. RESTRICTED CASH
3. TOTAL CASH                                                  618,613             463,853
4. ACCOUNTS RECEIVABLE, NET                                    466,134             519,622
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES                                            224,086             262,616
8. OTHER (ATTACH LIST)
9. TOTAL CURRENT ASSETS                                        1,308,833           1,246,091
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               7,570,735           7,570,735
11. LESS:ACCUMULATED                                           3,217,679           3,256,597
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            4,353,056           4,314,138
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          (1,005,669)         (1,152,592)
14. OTHER ASSETS - NET OF                                      245,611             242,822
15. OTHER (ATTACH LIST)                                        175,996             179,796
16. TOTAL ASSETS                                               5,077,827           4,830,255
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE                                           702,810             667,890
18. TAXES PAYABLE                                              217,207             239,507
19. NOTES PAYABLE                                              139,919             172,832
20. PROFESSIONAL FEES
21. SECURED DEBT
22. OTHER (ATTACH LIST)                                        939                 939
23. TOTAL POSTPETITION LIABILITIES                             1,060,875           1,081,168
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               4,661,074           4,572,322
25. PRIORITY DEBT                                              60,090              60,090
26. UNSECURED DEBT                                             3,087,862           3,087,862
27. OTHER (ATTACH LIST)                                        849,441             839,848
28. TOTAL PREPETITION LIABILITIES                              8,658,467           8,560,122
29. TOTAL LIABILITIES                                          9,719,342           9,641,290
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
EQUITY
30. PREPETITION OWNER'S EQUITY                                 (2,726,032)         (2,726,032)
31. POSTPETITION CUMULATIVE PROFIT OR                          (1,915,483)         (2,085,003)
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               (4,641,515)         (4,811,035)
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         5,077,827           4,830,255


Case Name: Alford Refrigerated Warehouses, Inc.                         MOR-1

Case No: 01-39776-BJH-11


                                                      July '02          Aug '02
14. Capitalized Professional Fees                    $   245,611       $ 242,822
      net of Amortization


15. Investment in Subsidiaries                       $        10       $      10

      Deposits                                            175,986        179,786
                                                     ------------      ---------
                                                     $    175,996      $ 179,796



22. Deferred Revenue                                 $        939      $     939



27. Deferred Income Taxes                            $    697,039      $ 697,039

      Deferred Revenue                                    152,402        142,809
                                                     ------------      ---------
                                                     $   849,441       $ 839,848

CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-2
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11
            -----------------------------------

INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL
                                            July, 2002             August, 2002

1. GROSS REVENUES                           454,476                460,496                                      914,972
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              454,476                460,496                                      914,972
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
COSTS OF GOODS SOLD
4. MATERIAL
5. DIRECT LABOR
6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             454,476                460,496                                      914,972
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION           20,324                 15,829                                       26,153
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                425,732                399,969                                      825,701
12. RENT & LEASE                            154,667                154,667                                      309,334
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                600,723                570,465                                      1,171,188
15. INCOME BEFORE NON-OPERATING             (146,247)              (109,969)                                    (256,216)
      INCOME & EXPENSE
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OTHER INCOME & EXPENSE
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        16,274                 16,594                                       32,868
19. DEPRECIATION / DEPLETION                38,962                 38,919                                       77,881
20. AMORITIZATION                           2,789                  2,789                                        5,578
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             58,025                 58,302                                       116,327
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                       3,750                  1,250                                        5,000
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES           3,750                  1,250                                        5,000
27. INCOME TAX
28. NET PROFIT (LOSS)                       (208,022)              (169,521)                                    (377,543)




CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-3
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11
            -----------------------------------

CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL
                                            July, 2002             August, 2002
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------

1. CASH - BEGINNING OF MONTH                450,767                618,613                                      450,767
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
RECEIPTS FROM OPERATORS
2. CASH SALES                               4,508                  2,832                                        7,340
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION                              1,476                                                               1,476
4. POSTPETITION                             506,445                400,652                                      907,097
5. TOTAL OPERATING RECEIPTS                 512,429                403,484                                      915,913
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
NON-OPERATING RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS
8. OTHER (ATTACH LIST)
9. TOTAL NON-OPERATING RECEIPTS
10. TOTAL RECEIPTS                          512,429                403,484                                      915,913
11. TOTAL CASH AVAILABLE                    963,196                1,022,097                                    1,366,680
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OPERATING DISBURSEMENTS
12. NET PAYROLL                             108,855                88,515                                       197,370
13. PAYROLL TAXES PAID                      44,065                 34,246                                       78,311
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE                23,694                 109,704                                      133,398
16. UTILITIES                               55,900                 183,864                                      239,764
17. INSURANCE                               31,956                 51,126                                       83,082
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL                                  193                    2,844                                        3,037
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE                   37,237                 30,374                                       67,611
23. SUPPLIES                                7,332                  8,600                                        15,932
24. ADVERTISING
25. OTHER (ATTACH LIST)                     31,351                 47,721                                       79,072
26. TOTAL OPERATING DISBURSEMENTS           340,583                556,994                                      897,577
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                       4,000                  1,250                                        5,250
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES           4,000                  1,250                                        5,250
31. TOTAL DISBURSEMENTS                     344,583                558,244                                      902,827
32. NET CASH FLOW                           618,613                463,853                                      463,853
33. CASH - END OF MONTH                     618,613                463,853                                      463,853


Case Name: Alford Refrigerated Warehouses, Inc.                          MOR-3

Case No: 01-39776-BJH-11

                                                       July '02          Aug '02
25. Bank Charges                                       $     283        $    229

      Licenses & Fees                                          0          18,760

      Deposits                                                 0           3,800

      Employee withholdings for Child Support,
      Irs Levy, 401(K), Credit Union,
      Medical Premiums                                    31,068          24,932
                                                        --------       ---------
                                                       $  31,351        $ 47,721

CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-4
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11


ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT
                                                                   July, 2002          August, 2002
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------

1. 0 - 30                                                          283,546             324,998
2. 31 - 60                                                         37,843              51,905
3. 61 - 90                                                         19,700              8,788
4. 91 +                                                            35,352              44,239
5. TOTAL ACCOUNTS RECEIVABLE                                       376,441             429,930
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE,  NET                                       376,441             429,930



AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: August, 2002
                                                                                           -------------

TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS          61 - 90 DAYS          91+            TOTAL
                                                                                                           DAYS
------------------------------              -----------        -------------         ------------          ----           --------

1. FEDERAL                                                                                                 31,470         31,470

2. STATE
3. LOCAL                                    22,300             22,300                22,300                141,137        208,037
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      22,300             22,300                22,300                172,607        239,507

6. ACCOUNTS PAYABLE                         238,377            1,110                 0                     2,977          242,464



STATUS OF POSTPETITION TAXES                                              MONTH: August, 2002
                                                                                -------------

FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY
------------------------------------------    -------------------------- -------------------------------- -------------   ----------

1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME                                     31,470                                                                      31,470
6. OTHER (ATTACH LIST)
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
7. TOTAL FEDERAL TAXES                        31,470                                                                      31,470
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY                             185,737                     22,300                                          208,037
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     185,737                     22,300                                          208,037
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               217,207                     22,300                                          239,507
------------------------------------------    --------------------------- -------------------------------- -------------  ----------


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, this amount should be zero ** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.


CASE NAME: Alford Refrigerated Warehouses, Inc.              ACCRUAL BASIS-5
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                 MONTH: August, 2002
            -----------------------------------                    -------------

     The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2      Account #3
-----------------------------------------------          ---------------  --------------  ---------------

A. BANK                                                  Comerica         Comerica        Comerica
B. ACCOUNT NUMBER                                        1880803067       1880803091      1880803026          Total
C. PURPOSE (TYPE)                                        DIP              Cash            DIP
                                                                          Collateral
1. BALANCE PER BANK STATEMENT                            199,299          71,327          40,901
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          135,212          10,162
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           64,087           61,165          40,901
6. NUMBER OF LAST CHECK WRITTEN                          40306            60491           1034



INVESTMENT ACCOUNTS                                      Account #1       Account #2         Account #3
                                                         ---------------  ---------------    ---------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND

13. TOTAL CASH - END OF MONTH



CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-5
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                 MONTH: August, 2002
            -----------------------------------                    -------------

     The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #4       Account #5       Account #6
-----------------------------------------                ---------------  -------------    --------------

A. BANK                                                  Comerica         Comerica
B. ACCOUNT NUMBER                                        1880803075       1880803083                          Total
C. PURPOSE (TYPE)                                        GE Cash Coll.    FWCS Cash
1. BALANCE PER BANK STATEMENT                            285,639          9,830                               606,996
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          337                                                  145,711
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           285,302          9,830                               461,285
6. NUMBER OF LAST CHECK WRITTEN                          1117             30002



INVESTMENT ACCOUNTS                                      Account #4       Account #5         Account #6
-------------------------------------------              ---------------  ---------------    ---------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND                                                                                            2,568

13. TOTAL CASH - END OF MONTH                                                                                   463,853




CASE NAME: Alford Refrigerated Warehouses, Inc.              ACCRUAL BASIS-6
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                 MONTH: August, 2002
            -----------------------------------                    -------------

PAYMENTS TO INSIDERS AND PROFESSIONALS

     OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY
     CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                                INSIDERS
NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.J.C. Williams                    Salary                            9,618                              91,560
2.K.R. McGinnis                    Salary                            6,210                              75,298
3.J.Y. Robichaud                   Salary                            0                                  26,000
4.J.C. Williams                    Travel Expenses                   490                                490
5.
6. TOTAL PAYMENTS TO INSIDERS                                        16,318                             193,348


                                                     PROFESSIONALS
NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED
                                       PAYMENT                                                             DATE           & UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0


* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED


                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS
NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID                  TOTAL UNPAID
                                   PAYMENTS DUE                     DURING MONTH                  POSTPETITION

1.Tarrant Cty. Tax Assess.         0                                45,008                        0
2.G.E. Business Asset              23,694                           56,952                        1,850,035
3.Cadiz Properties, Inc.           154,667                          7,744                         1,435,814
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  109,704                       3,285,849



CASE NAME:  Alford Refrigerated Warehouses, Inc.             ACCRUAL BASIS-7
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                 MONTH: August, 2002
            ------------------------------------                   -------------



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                                    X
4. Have any payments been made on prepetition liabilities this reporting period?                                   X
5. Have any postpetition loans been received by the debtor from any party?                                         X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO

1. ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                         X
   EFFECT?
2. ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                          X
3. PLEASE ITEMIZE POLICIES BELOW.

If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.


                                                   INSTALLMENT PAYMENTS
TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY

Property                           Chubb                             03/22/02-03/22/03                  $170,073 per year
Excess Property                    Westchester/Commonwealth          03/22/02-03/22/03                  $102,359 per year
Boiler & Machinery                 Travelers                         03/22/02-03/22/03                  $10,061 per year
CGL                                Scottsdale                        08/01/02-08/01/03                  $37,154 per year
Commercial Umbrella                United National                   08/01/02-08/01/03                  $16,958 per year
Worker' Compensation               United National                   09/12/01-09/12/02                  $113,924 per year


Case Name: Alford Refrigerated Warehouses, Inc.                          MOR-7

Case No: 01-39776-BJH-11



4. Payments have been made for insurance financing installments and long term secured debt. Payments are detailed on MOR-6.

5. The debtor renewed its General Liability insurance in August. The debtor signed a finance agreement with Premium Financing Specialists, Inc. in the principal amount of $55,447.99. This agreement runs for a period of nine months. The court has approved the agreement.